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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

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                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


               Date of Earliest Event Reported: July 31, 1997


                       ENVIRONMENTAL SAFEGUARDS, INC.
           (Exact name of registrant as specified in its charter)



          Nevada                         000-21953               87-0429198
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)

                       2600 South Loop West, Suite 445
                            Houston, Texas 77054
        (Address of principal executive offices, including zip code)

                               (713) 641-3838
            (Registrant's telephone number, including area code)


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Item 5. Other Events.

         On July 31, 1997 Mr. Michael Dunson resigned as a Director of the Company and his resignation was accepted by the Board of Directors at a meeting on August 5, 1997.

         At the same meeting the Board of Directors appointed Mr. Albert M. Wolford as a Director of the Company and the Company's Secretary, and the Board of Directors also appointed Mr. Ronald L. Bianco as Vice-Secretary and Treasurer.

         Mr. Wolford has been an independent business consultant since 1988. His clients include, among others, Texas United Corporation. From 1970 to 1988, Mr. Wolford served with Texas United Corporation as a director, a member of the executive committee, senior vice-president, and as the chairman of executive development and compensation committee. As a senior vice-president of Texas United Corporation, Mr. Wolford served its subsidiaries as president and CEO of Texas United Chemical Corporation, as the chairman, president and CEO of United Salt Corporation, and as the president of American Borate Corporation. He has also served the Texas Chemical Council, an industry trade group, as a director, a member of its executive committee, and as secretary-treasurer. Mr. Wolford served as a member of the executive committee of the Salt Institute, an industry trade group. Mr. Wolford is a graduate of the University of Texas.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ENVIRONMENTAL SAFEGUARDS, INC.

Date: August 7, 1997                     By: /s/ James S. Percell
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                                            James S. Percell, President





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